YP CORP. REPORTS APPROXIMATELY 139% INCREASE IN REVENUE, 117% INCREASE IN OPERATING INCOME AND 123% INCREASE IN NET INCOME

Mesa,  Arizona  -  (Business  Wire)
May 11, 2004

YP Corp.(TM), (OTCBB: YPNT) a leading provider of nationwide Internet Yellow Pages and related services reported its financial results for the three months ended March 31, 2004. Net Revenue for the three months ended March 31, 2004 was $16,394,853 compared to $6,849,044 for the comparable period ended March 31, 2003, an increase of approximately 139%. The increase in revenue is principally the result of an increase in the number of our Internet Advertising Package(TM) ("IAP") customers. The Company had approximately 305,000 IAP customers at March 31, 2004 compared to approximately 222,092 IAP customers at March 31, 2003, an increase of approximately 37%. The increase in IAP customers is due to the continued success of our marketing program. YP Corp. utilizes direct mailings as its primary marketing program and the sale of IAPs generates its principal revenue.

Operating income for the three months ended March 31, 2004 was $5,013,865 compared to $2,311,725 in the same period in fiscal 2003, an increase of approximately 117%. Operating margins were 31% compared to 34% in the same period in fiscal 2003. Income before income taxes for the three months ended March 31, 2004 was $5,163,805 compared to $2,504,774 in the comparable period in 2003, an increase of approximately 106%. Pre-tax margins were 32% in the fiscal 2004 period compared to 37% in the fiscal 2003 period. The decrease in operating and pre-tax margins is primarily the result of a short-term increase in dilution resulting from our program to convert direct-invoice billed customers to telephone billing through the customers' Local Exchange Carriers. However, we expect the dilution to be reduced to more normal levels over the next few quarters as this dilution runs its course through the billing system.

Net profits for the three months ended March 31, 2004 were $3,348,599, or $0.07 per share, compared to net profits of $1,504,921, or $0.03 per share in the comparable period in 2003 or an increase of approximately 123% in net income. Net margins were 20% for the three months ended March 31, 2004 versus 22% for the fiscal 2003 period. The decrease in operating and pre-tax margins is primarily the result of a short-term increase in dilution resulting from our program to convert direct-invoice billed customers to telephone billing through the customers' Local Exchange Carriers. However, we expect the dilution to be reduced to more normal levels over the next few quarters as this dilution runs its course through the billing system.

Angelo Tullo, YP Corp.'s CEO commented, "We are seeing strong growth in fiscal 2004. Despite the short-term decrease in our margins in the second quarter resulting from the dilution attributable to our conversion program, we expect the long-term effect on profitability to be positive as a result of our efforts."

YP Corp. will be conducting a conference call to discuss the second quarter financial results at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time), which will include comments by Angelo Tullo, Chairman and Chief Executive Officer, and a financial review by David Iannini, Chief Financial Officer.

Interested  parties  may  access  the  call by using confirmation code 507564 at
(800) 289-0494 for U.S. participants, or at (913) 981-5520 for international participants. In addition, a recording of the call will be available for two weeks by referencing the confirmation code and calling (888) 203-1112 for U.S. participants, or (719) 457-0820 for international participants. This information will also be available on our website at www.YP.Com.

About  YP  Corp.
YP Corp., a leading provider of Internet-based Yellow Pages services, offers an Internet Advertising Package ("IAP") that includes a Mini-WebPage(TM) and Preferred Listing through its Yellow Pages web site at www.YP.Com. The Company's web site contains listings for approximately 18 million businesses in the United States and 150 million individuals in the United States and Canada. As of March 31, 2004, YP Corp. had approximately 305,000 IAP advertisers.

YP Corp. also provides an array of other Internet services that complement its Yellow Pages web site, including an Internet Dial-Up Package(TM) (dial-up Internet access) and QuickSite(TM) (web site design & hosting services).

YP Corp. is a longstanding member, exhibitor and sponsor of the two major Yellow Pages trade associations - Yellow Page Integrated Media Association "YPIMA," the major trade association of Yellow Pages publishers throughout the world, and the Association of Directory Publishers "ADP," which mostly represents independent Yellow Pages publishers. YP Corp. is based in Mesa, AZ. For more information, visit the web site at www.YP.Com.

This press release includes statements that constitute "forward-looking statements," which are often characterized by the terms "may," "believes," "projects," "expects," or "anticipates," and do not reflect historical facts. Specific forward-looking statements contained in this press release include, but are not limited to the Company's (i) anticipation that the increase in dilution was a short-term event and will be reduced in future quarters; (ii) anticipation of continued growth; (iii) expectation that its efforts will result in increased profitability in the long-term. Forward-looking statements involve risks, uncertainties and other factors that may cause actual results, performance or achievements of YP Corp. and its subsidiary to be materially different from those expressed or implied by such forward-looking statements. Factors that could affect the Company's results and cause them to materially differ from those contained in the forward-looking statements contained herein include, without limitation the Company's failure to attract or obtain new Internet Advertising Package customers, to realize the desired results of its marketing and solicitation efforts or the failure to launch its branding campaign.

Other factors that may affect forward-looking statements and the Company's business generally include but are not limited to: (i) the success of existing competitors and the introduction of new competitors in the market; (ii) the impact of existing or new regulation on the Company's marketing and solicitation efforts; (iii) risk factors and cautionary statements made in the Company's Annual Report on Form 10-KSB for the period ended September 30, 2003; and (iv) other factors that YP Corp. is currently unable to identify or quantify, but may exist in the future.

Forward-looking statements speak only as of the date the statement was made. YP Corp. does not undertake and specifically declines any obligation to update any forward-looking statements.

Public  Relations  contact:

YP  Corp.
David  Iannini
Chief  Financial  Officer
YP.Net,  Inc.
480-654-9646  x1258
Fax  480-654-9747

                                          YP CORP.
                            UNAUDITED CONSOLIDATED BALANCE SHEET
                                    AS OF MARCH 31, 2004


ASSETS:
CURRENT ASSETS
   Cash and equivalents                                                               $ 2,242,002
   Accounts receivable, net of allowance for doubtful accounts of $5,193,394           13,231,132
   Prepaid expenses and other current assets                                              306,815
   Deferred tax asset                                                                   1,375,329
                                                                                      ------------
      Total current assets                                                             17,155,278

ACCOUNTS RECEIVABLE, long term portion, net of allowance
      for doubtful accounts of $359,203                                                 1,022,348

CUSTOMER ACQUISITION COSTS, net of accumulated amortization of $2,297,854               3,745,788

PROPERTY AND EQUIPMENT, net                                                               763,603

DEPOSITS AND OTHER ASSETS                                                                  45,380

INTELLECTUAL PROPERTY- URL, net of accumulated amortization of $2,100,460               3,432,638

ADVANCES TO AFFILIATES                                                                  5,071,892

                                                                                      ------------
      TOTAL ASSETS                                                                    $31,236,927
                                                                                      ============

LIABILITIES AND STOCKHOLDERS' EQUITY:

CURRENT LIABILITIES:
   Accounts payable                                                                   $   822,474
   Accrued liabilities                                                                  1,994,232
   Notes payable- current portion                                                         115,868
   Income taxes payable                                                                 4,155,425
                                                                                      ------------
      Total current liabilities                                                         7,087,999

DEFERRED INCOME TAXES                                                                      40,518
                                                                                      ------------
      Total liabilities                                                                 7,128,517
                                                                                      ------------

STOCKHOLDERS' EQUITY:
   Series E convertible preferred stock, $.001 par value, 200,000 shares authorized,
      131,840 issued and outstanding, liquidation preference $39,552                       11,206
   Common stock, $.001 par value, 100,000,000 shares authorized,
      55,373,636 issued, 48,874,302 outstanding                                            48,874
   Paid in capital                                                                      9,751,126
   Deferred stock compensation                                                         (4,032,024)
   Treasury stock at cost                                                                (690,306)
   Retained earnings                                                                   19,019,534
                                                                                      ------------
      Total stockholders' equity                                                       24,108,410
                                                                                      ------------
    TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                        $31,236,927
                                                                                      ============

See the notes to these unaudited financial statements set forth in the Company's
                Form 10-QSB for the quarter ended March 31, 2004

                                                     YP CORP.
                                 UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
                 FOR THE THREE AND SIX MONTH PERIODS ENDED MARCH 31, 2004 AND MARCH 31, 2003


                                             Three Months       Six Months       Three Months       Six Months
                                                Ended             Ended             Ended             Ended
                                            March 31, 2004    March 31, 2004    March 31, 2003    March 31, 2003
                                           ----------------------------------------------------------------------


NET REVENUES                               $    16,394,853   $    30,261,820   $     6,849,044   $    12,590,499
                                           ----------------------------------------------------------------------

OPERATING EXPENSES:
     Cost of services                            6,618,537        11,500,939         1,848,966         3,671,116
     General and administrative expenses         3,134,522         5,925,265         1,666,108         3,042,186
     Sales and marketing expenses                1,428,210         2,718,390           862,939         1,495,374
     Depreciation and amortization                 199,719           395,912           159,306           298,238
                                           ----------------------------------------------------------------------
         Total operating expenses               11,380,988        20,540,506         4,537,319         8,506,914
                                           ----------------------------------------------------------------------

OPERATING INCOME                                 5,013,865         9,721,314         2,311,725         4,083,585
                                           ----------------------------------------------------------------------

OTHER (INCOME) AND EXPENSES
     Interest (income) expense                     (78,545)         (149,698)          (12,069)          (12,789)
     Other (income) expense                        (71,395)         (346,153)         (180,980)         (229,886)
                                           ----------------------------------------------------------------------

     Total other (income)expense                  (149,940)         (495,851)         (193,049)         (242,675)
                                           ----------------------------------------------------------------------

INCOME BEFORE INCOME TAXES                       5,163,805        10,217,165         2,504,774         4,326,260

INCOME TAX  PROVISION (BENEFIT)                  1,815,206         3,583,881           999,853         1,728,447
                                           ----------------------------------------------------------------------

NET INCOME                                 $     3,348,599   $     6,633,284   $     1,504,921   $     2,597,813
                                           ======================================================================

NET INCOME PER SHARE:
 Basic                                     $          0.07   $          0.14   $          0.03   $          0.06
                                           ======================================================================

 Diluted                                   $          0.07   $          0.14   $          0.03   $          0.06
                                           ======================================================================

WEIGHTED AVERAGE
COMMON SHARES OUTSTANDING:
  Basic                                         46,946,458        46,904,402        43,271,333        42,011,711
                                           ======================================================================

  Diluted                                       46,946,458        46,904,402        43,271,333        42,011,711
                                           ======================================================================

    See the notes to these unaudited financial statements set forth in the Company's Form 10-QSB for the quarter ended March 31, 2004

                                           YP CORP.
                        UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
               FOR THE SIX MONTH PERIODS ENDED MARCH 31, 2004 AND MARCH 31, 2003

                                                               SIX MONTHS        SIX MONTHS
                                                                 ENDED             ENDED
CASH FLOWS FROM OPERATING ACTIVITIES:                        MARCH 31, 2004    MARCH 31, 2003
                                                            ----------------  ----------------
  Net income                                                $     6,633,284   $     2,597,813
  Adjustments to reconcile net income to net cash
    provided by (used in) operating activities:
  Depreciation and amortization                                     395,912           298,239
  Income recognized on forgiveness of debt                                -           (45,362)
  Loss on disposal of fixed assets                                   36,932
  Amortization of deferred stock compensation                       503,071                 -
  Deferred income taxes                                              37,962           155,175
  Officers & consultants paid common stock                                -           453,750
  Common stock surrendered                                                -          (160,979)
  Changes in assets and liabilities:
    Trade and other accounts receivable                          (5,801,351)       (2,283,431)
    Customer acquisition costs                                     (502,547)       (1,218,660)
    Prepaid and other current assets                               (152,539)         (113,628)
    Other assets                                                     35,000            52,096
    Receivable from affiliate                                                        (110,121)
    Accounts payable                                                394,051           148,684
    Accrued liabilities                                             (72,743)         (105,603)
    Due to affiliates                                                                  14,017
    Income taxes payable                                          1,466,113         1,573,273
                                                            ----------------  ----------------
          Net cash  provided by operating activities              2,973,145         1,255,263
                                                            ----------------  ----------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Advances made to affiliates and related parties                (2,725,000)         (400,000)
  Purchases of  intellectual property                              (151,863)           (6,761)
  Purchases of  equipment                                          (233,128)         (469,548)
                                                            ----------------  ----------------
          Net cash (used in)  investing activities               (3,109,991)         (876,309)
                                                            ----------------  ----------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from debt                                                      -           147,000
  Principal repayments on notes payable                                   -          (454,000)
                                                            ----------------  ----------------
          Net cash (used)/provided by financing activities                -          (307,000)
                                                            ----------------  ----------------

(DECREASE) INCREASE IN CASH                                        (136,846)           71,954

CASH, BEGINNING OF PERIOD                                         2,378,848           767,108
                                                            ----------------  ----------------

CASH, END OF PERIOD                                         $     2,242,002   $       839,062
                                                            ----------------  ----------------

  See the notes to these unaudited financial statements set forth in the Company's Form 10-QSB for the quarter ended March 31, 2004